Exhibit 10.10


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated February 18, 2000, relating to the Financial Statements of Docepar S.A. for the year ended December 31, 1999, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Rio de Janeiro, Brazil, June 27, 2002